UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2004

ICT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

Item 5. Other Events and Required FD Disclosure.

On July 14, 2004, in accordance with the terms of the Amended and Restated Credit Agreement dated as of December 2, 2003, the Registrant increased the borrowing capacity of its three-year revolving credit facility from $85 million to $100 million. The increased facility is subject to the same terms and conditions as the original facility. The Registrant intends to use the facility, as needed, to provide working capital to help support continued revenue growth and fund future capital expenditures, strategic acquisitions, geographic expansion and new customer relationship management service initiatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

Date: July 14, 2004	By:	/s/ John J. Brennan
John J. Brennan
President and Chief Executive Officer